Filed Pursuant to Rule 424(b)(5)

Registration No. 333-276481

Prospectus Supplement

(To Prospectus dated February 6, 2024)

2,500,000 Shares of Common Stock

CHINA PHARMA HOLDINGS, INC.

This is an offering of the securities of China Pharma Holdings Inc., a Nevada holding company. Our shares of common stock are traded on the NYSE American (formerly known as AMEX) under the symbol “CPHI”. The closing price for our shares of common stock on NYSE American on July 21, 2026 was $8.10 per share.

This prospectus supplement and the accompanying base prospectus relates to an offering of an aggregate of 2,500,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”, and shares of Common Stock issued herein, the “Shares”) pursuant to a Securities Purchase Agreement, dated as of July 22, 2026, between the Company and the purchasers identified on the signature pages thereto (the “Securities Purchase Agreement”). The purchase price of each share of Common Stock is $2.00.

We will pay all of the expenses incident to the registration, offering and sale of the Shares under this prospectus supplement and the accompanying base prospectus.

Throughout this prospectus, unless the context indicates otherwise, references to “China Pharma” are to China Pharma Holdings, Inc., a Nevada corporation and holding company, and references to “we,” “us,” “our,” “our Company” and the “Company” are to China Pharma Holdings, Inc. and its subsidiaries. References to our “PRC subsidiaries” are to our subsidiaries established under the laws of the People’s Republic of China, which we refer to in this prospectus as the “PRC” or “China.” China Pharma is not a Chinese operating company, but a holding company incorporated in Nevada. As a holding company with no material operations of its own, we conduct substantially all of our operations in China through our operating subsidiaries, primarily our wholly owned PRC subsidiary. Accordingly, references in this prospectus to our operations generally refer to the operations conducted by our PRC subsidiaries. Investing in our securities involves substantial risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in this prospectus and any applicable prospectus supplement, together with the other information contained in or incorporated by reference into these documents.

In addition, Hainan Helpson Medical and Biotechnology Co., Ltd. (“Helpson”), China Pharma’s PRC subsidiary, is subject to legal and operational risks associated with conducting business in China. The laws and regulations of the PRC applicable to Helpson’s business operations may be subject to change, varying interpretations and uncertain enforcement. These risks could result in material changes to Helpson’s operations, adversely affect the value of our common stock or materially limit or prevent our ability to offer, or continue to offer, our securities to investors. The PRC government has, from time to time, adopted regulatory measures and issued statements affecting companies operating in China, including measures relating to securities-market activities, cybersecurity and data-security reviews, and anti-monopoly enforcement. Because the PRC legal and regulatory framework continues to evolve, there can be no assurance regarding the timing, scope or effect of future laws, regulations, rules, interpretations or enforcement actions. Any such developments could materially affect our business operations, our ability to receive foreign investment, and our ability to maintain the listing of our common stock on a U.S. or other foreign securities exchange.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. We are required to submit a filing with the CSRC within three business days after the completion of an offering made pursuant to this prospectus and may be subject to the filing requirements under the Overseas Listing Trial Measures for our future offerings and listing of our securities in an overseas market under the Overseas Listing Trial Measures. As of the date of this prospectus, we and our PRC Subsidiaries have not received any inquiry, notice, warning, or sanctions regarding our overseas continued offering from the CSRC or any other PRC governmental authorities. China Pharma is required to report to the CSRC within three business days after the completion of this offering.

On February 24, 2023, the CSRC, together with the China’s Ministry of Finance (the “MOF”), National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and became effective on March 31, 2023, together with the Trial Measures. One of the major revisions to the revised Provisions is to expand their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. As of the date of this prospectus, the revised Provisions have come into effect. Any failure or perceived failure by our Company or our subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with new regulatory requirements relating to our future overseas capital-raising activities and we may become subject to more stringent requirements with respect to matters such as cross-border investigation, data privacy, and enforcement of legal claims. See “Risk Factors - Risks Related to Doing Business in China - The approval, filing or other requirements of the China Securities Regulatory Commission or other PRC regulatory authorities will be required under PRC law in connection with any future issuance of securities overseas, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in our 2025 Annual Report.

Notwithstanding the foregoing, as of the date of this prospectus, we are not aware of any PRC laws or regulations in effect requiring that we obtain permission from any PRC authorities to continue issuing securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. Although the Company is currently not required to obtain permission or approval from the PRC government to obtain such permission and has not received any denial to continue listing on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervention or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental authorities with little advance notice. For more detailed information, see “Risk Factors - Risks Related to Doing Business in China” in our 2025 Annual Report.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. On June 22, 2021, United States Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our auditor, Enrome LLP (“Enrome”), has been inspected by the PCAOB on a regular basis and is therefore not subject to the determinations announced by the PCAOB on December 16, 2021.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. On December 15, 2022, the PCAOB announced in the 2022 Determination its determination that the PCAOB was able to secure complete access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong, and the PCAOB Board voted to vacate previous determinations to the contrary. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, including by the CSRC or the MOF, the PCAOB will make determinations under the HFCAA as and when appropriate. We cannot assure you whether NYSE American or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to the audit of our financial statements. There is a risk that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction or any other reasons, and that the PCAOB may re-evaluate its determinations as a result of any obstruction with the implementation of the Protocol. Such lack of inspection or re-evaluation could cause trading in the Company’s securities to be prohibited under the HFCAA to ultimately result in a determination by a securities exchange to delist the Company’s securities. In addition, under the HFCAA, as amended by the AHFCAA, our securities may be prohibited from trading on the NYSE American or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our Common Stock being delisted by the NYSE American.

As a holding company, we may rely upon dividends paid to us by our subsidiaries in the PRC to pay dividends and to finance any debt we may incur. As of the date of this prospectus supplement, none of our subsidiaries has issued any dividends or distributions to us and we have not made any dividends or distributions to our shareholders. Our subsidiaries in the PRC generate and retain cash generated from operating activities and re-invest it in our business.

Current PRC regulations permit our subsidiary in mainland China to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Under our current corporate structure, we rely on dividend payments or other distributions from our subsidiaries to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. If any subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. In addition, under PRC laws and regulations, each of our Chinese subsidiaries is required to set aside a portion of their after-tax profit each year to fund a statutory surplus reserve until such reserve reaches 50% of its registered capital. This reserve is not distributable as dividends. As a result, our PRC subsidiaries are restricted in their ability to transfer a portion of its net assets to us in the form of dividends, loans or advances. Further, the PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. If we are unable to receive funds from our subsidiaries, we may be unable to pay cash dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of Class A ordinary shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC.

Investing in these securities involves risks. See the “Risk Factors” of this prospectus supplement, and those included in the accompanying prospectus and the documents incorporated by reference herein and therein to read about factors you should consider before investing in these securities.

We engaged FT Global Capital as our exclusive placement agent (“FT Global” or the “Placement Agent”), its reasonable best efforts in connection with the securities offered by this prospectus supplement and the accompanying prospectus. FT Global is not purchasing the securities offered by us and is not required to sell any specific number or dollar amount of securities but has agreed to use its best efforts to solicit offers to purchase the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent has no obligation to purchase and is not purchasing or selling the securities offered by us and is not required to arrange for the purchase or sale of any specific number or dollar amount of our securities but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. Because there is no minimum offering amount required as a condition to closing in this offering the actual offering amount, the Placement Agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay FT Global a cash fee based on the aggregate gross proceeds in this offering and to provide reimbursement of certain expenses and certain other compensation to the Placement Agent. We will pay the Placement Agent a cash fee as noted in the table below:

	Per Share	Total
Offering price	$2.00	$5,000,000
Placement agent fees (1)	$0.14	$350,000
Proceeds, before expenses, to us	$1.86	$4,650,000

(1)	Represents the placement agent cash fee equal to seven percent (7.0%) of the aggregate purchase price paid by Company investors in this offering. Excludes (i) the Placement Agent’s non-accountable expense allowance of up to $55,000 in the aggregate and (ii) the reasonable legal fees and expenses of the Placement Agent’s counsel actually incurred, up to $45,000 in the aggregate.

(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We expect that delivery of the Common Stock being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about July 23, 2026, subject to customary closing conditions.

Placement Agent

The date of this prospectus supplement is July 22, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On January 12, 2024, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-276481), which was amended on February 6, 2024, utilizing a shelf registration process relating to the securities described in this prospectus supplement, and the registration statement was declared effective by the SEC on February 14, 2024. The registration statement was filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, and includes up to $50,000,000 aggregate initial offering price of securities, of which $45,000,000 was previously registered and remained unsold under our prior registration statement on Form S-3 (File No. 333-251973), filed with the SEC on January 8, 2021 and declared effective on January 21, 2021. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to $50,000,000 of our common stock, preferred stock, debt securities, warrants, subscription rights or units, either individually or as units composed of one or more of the other securities, as described in the accompanying prospectus.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to, and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated February 6, 2024 included in the registration statement on Form F-3 (No. 333-276481), including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this offering.

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Documents by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any other offering materials, or any sale of relevant securities. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on behalf of us to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or unless the context otherwise requires, references to:

●	“China” or the “PRC” refers to the People’s Republic of China, including Hong Kong Special Administrative Region and the Macau Special Administrative Region, unless referencing specific laws and regulations adopted by the PRC and other legal or tax matters only applicable to mainland China, and excluding, for the purposes of this prospectus only, Taiwan;

●	“PRC subsidiaries” refer to entities established in accordance with PRC laws and regulations;

●	“Helpson” refers to Hainan Helpson Medical & Biotechnology Co., Ltd.;

●	“Common Stock” refers to the common stock of par value of US$0.001 per share of the Company;

●	“RMB” and “Renminbi” refer to the legal currency of China; and

●	“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the United States.

We use RMB as the functional currency and U.S. dollars as reporting currency in our financial statements and in this prospectus. Monetary assets and liabilities denominated in Renminbi are translated into U.S. dollars at the rates of exchange as of the balance sheet date, equity accounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rate for the period. In other parts of this prospectus, any Renminbi denominated amounts are accompanied by translations. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. The PRC government restricts or prohibits the conversion of Renminbi into foreign currency and foreign currency into Renminbi for certain types of transactions.

S-ii

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

Our Business Overview

China Pharma Holdings Inc. (the “Company”, “China Pharma”, “we”, “us”, or “our”) is a Nevada holding company. China Pharma is not a Chinese operating company, and all the operations are conducted by our wholly owned subsidiary, Hainan Helpson Medical and Biotechnology Co., Ltd. (“Helpson”) and Helpson’s subsidiaries in China. We, through Helpson, are principally engaged in the development, manufacture and marketing of pharmaceutical products for human use in connection with a variety of high-incidence and high-mortality diseases and medical conditions prevalent in the People’s Republic of China (the “PRC”). All of the operations are conducted in the PRC, where the manufacturing facilities are located. Helpson manufactures pharmaceutical products in the form of dry powder injectables, liquid injectables, tablets, capsules, and cephalosporin oral solutions. The majority of Helpson’s pharmaceutical products are sold on a prescription basis and all of them have been approved for at least one or more therapeutic indications by the National Medical Products Administration (the “NMPA”, formerly China Food and Drug Administration, CFDA) based upon demonstrated safety and efficacy.

As of the date of this prospectus, China Pharma, through Helpson, manufactured 19 pharmaceutical products for a wide variety of diseases and medical indications, each of which may be classified into one of three general categories:

●	Basic generic drugs, which are common drugs in the PRC for which there is a very large market demand;

●	First-to-market generic drugs, which are generic drugs that are new to the PRC marketplace; or

●	Modern Traditional Chinese Medicines (“TCMs”), which are generally comprised of non-synthetic, plant-based medicinal compounds that have been widely used in the PRC for thousands of years. We apply modern production techniques to produce pharmaceutical products in different formulations, such as tablets, capsules or powders.

In selecting generic drugs to develop and manufacture, we consider several factors, including the number of other manufacturers currently producing the particular drug, the size of the market for that drug, the proposed or required method of distribution, the existing and expected pricing for that particular drug in the marketplace, the costs of manufacturing the drug, and the costs of acquiring or developing the formula for the drug. We believe that generic drugs we have always been selecting to manufacture have large addressable markets and higher profit margins relative to other generic drugs manufactured and distributed in the PRC.

In addition, China Pharma, through Helpson, manufactured comprehensive healthcare products and protective products.

China Pharma, through Helpson, currently own and operate two production facilities in Haikou, Hainan Province, PRC. One has a construction area of 663.94 square meters; the other factory has two buildings with production area of 20,282.42 square meters and 6,593.20 square meters. We implement quality control procedures in this facility in compliance with the PRC’s Good Manufacturing Practices, or GMP standards, and applicable NMPA regulations to ensure consistent quality in our products.

The NMPA promulgated Good Manufacturing Practices for Pharmaceutical Products (2010 revised version) on February 12, 2011 (effective as of March 1, 2011) (the “Year 2011 GMP Standards”). The Year 2011 GMP Standards outlines the basic principles and standards for the manufacturing of pharmaceutical products and the management of quality controls in the pharmaceutical products manufacturing industry in the PRC. All of Helpson’s production lines: tablets, capsules, dry powder, liquid injectables, solid oral solution Cephalosporins (specifically designated), are in full compliance with the Year 2011 GMP Standards. A newly revised Drug Administration Law (the “New Law”) came into effect on December 1, 2019. The New Law cancelled the GMP certification but imposes the pilot inspection mechanism in the event that if any production line(s) does not satisfy any pilot inspection under the New Law, the production on such production line(s) could be suspended. As of the date of this annual report, Helpson’s production lines are in full compliance with the New Law.

Helpson has established a comprehensive sales network and compliance system while conducting business and selling its products in the Chinese market. Helpson directly supplies products to hospital and OTC pharmacies through provincial and municipal pharmaceutical logistic companies with legal qualifications (such as the "Drug Supply License" and GSP certification), covering the primary healthcare institution market. Leveraging our professional team's academic-driven promotion model, we provide tailored services to medical institutions, offering evidence-based medical support to build a value chain from clinical medication to patient health improvement outcomes, thereby achieving sales targets. We strive to maintain sustained growth amidst a stringent regulatory environment.

Our corporate organizational chart is set forth below.

Industry Background and Market Opportunities

China’s pharmaceutical industry is highly policy-driven, with policies such as generic drug consistency evaluation and centralized volume-based procurement (CP) exerting a significant impact on the market landscape. According to the National Bureau of Statistics of China, in the first half of 2024, pharmaceutical enterprises above a designated size achieved operating income of RMB 1.47 trillion (approximately USD 205 billion), a year-on-year decrease of 1.4%, and profits of RMB 211.2 billion (approximately USD 29.5 billion), down 1.2% year on year.

Unlike Western markets, China’s pharmaceutical sector features a large number of small and medium-sized manufacturers, low industrial concentration, and fierce competition over homogeneous products. Although recent healthcare reform policies have promoted industrial consolidation, the long-standing problem of industry fragmentation remains prominent.

Population aging and rising healthcare demand have driven industrial development, while growth is constrained by medical insurance cost-control policies. By the end of 2025, China’s population aged 60 and above reached 323.38 million, accounting for 23.0% of the total population, a further rise from 310.31 million (22.0%) in 2024. Professor Chen Youhua of Nanjing University noted that the expanded coverage of pension insurance has raised the proportion of retirees from 9.26% in 2010 to 15.8% in 2020, and it is projected to exceed 23% by 2030. By the end of 2025, the number of people covered by basic medical insurance in China reached 1.33 billion, with a coverage rate stable at 95%. The share of personal health expenditure remains low (27.7% of total health costs in 2020, expected to remain around 27% by 2025), shifting more of the healthcare burden to government and social funds. This has put pressure on the medical insurance system, as the number of premium payers shrinks relative to the growing beneficiary population, further exacerbating fund imbalances.

The National Healthcare Security Administration (NHSA) has expanded the scope of centralized volume-based procurement nationwide, securing winning bids through sharp reductions in drug prices. Since 2018, eleven batches of national drug procurement have been conducted: the eleventh batch opened for bidding on October 27, 2025, with results announced on November 7, 2025, incorporating 55 drugs and 1,182 consistency-evaluated products. In total, 453 products were selected, with a selection rate of 57%, covering therapeutic areas including anti-infection, oncology, diabetes, and cardiovascular diseases.

The centralized procurement policy has favored specialized and oncology drugs while squeezing out adjuvant therapies, forcing generic drug manufacturers to transition toward innovation. In 2025, the total revenue of China’s basic medical insurance fund (including maternity insurance) reached RMB 3.59 trillion (approximately USD 499 billion), with total expenditure of RMB 3.00 trillion (approximately USD 417 billion). For the first time, revenue growth (2.7%) outpaced expenditure growth (0.8%), leading to more stable operation of the fund.

Rising medical demand and consumption levels have highlighted the value of innovative and high-quality drugs. The Traditional Chinese Medicine (TCM) revitalization plan issued by the State Council in 2023 positions TCM as a key pillar of health security. Data from the Medical Logistics and Supply Chain Branch of China Federation of Logistics & Purchasing shows that the scale of China’s entire TCM industrial chain reached RMB 1.05 trillion (approximately USD 146 billion) in 2024, a year-on-year increase of 11.6%, and is expected to exceed RMB 1.13 trillion (approximately USD 157 billion) in 2025. By 2050, when the elderly population will account for more than 30% of China’s total population, demand for premium healthcare products and services is expected to support steady growth of the pharmaceutical industry.

Recent Developments

China’s consistency evaluation of generic drugs continues to proceed. Helpson has always taken the task of promoting consistency evaluation as a top priority and worked on them actively. However, for each drug’s consistency evaluation, due to the continuous dynamic changes of the detailed consistency evaluation policies, market trends, expected investments, and expected returns of investment (“ROI”), the whole industry, including Helpson, has been making slow progresses in terms of the consistency evaluation. One of the flagship products, Candesartan tablets, a hypertension product, passed generic-drug-consistency-evaluation in early August 2023.

In response to the evolving macro-environment of pharmaceutical sales in China, Helpson has adopted a more prudent and flexible approach to the initiation and advancement of consistency evaluation projects for its existing products. In 2018, the relevant competent authorities in China decided to launch pilot Centralized Procurement (“CP”) programs in 11 selected pilot cities, including four municipalities directly under the Central Government and seven other cities. As of the date of this prospectus, a total of eleven rounds of national-level CP have been implemented. Among them, the first to eighth batches of CP have successfully completed unified renewal procurement cycles, covering 316 commonly used drugs across 26 therapeutic areas. These CP initiatives have significantly reduced the prices of bid-winning drugs and reshaped the competitive landscape of the pharmaceutical market. In addition, consistency evaluation has long been established as a core qualification criterion for enterprises to participate in CP programs. Consequently, before making decisions on whether to participate in CP for any of its products, Helpson evaluates the potential market access opportunities provided by CP against the financial and time investments required to obtain CP qualification, as well as the risk of significant price declines for drugs included in the CP catalog.

In addition, Helpson continues to explore the field of comprehensive healthcare. Comprehensive healthcare is a general concept proposed by the Chinese government according to the development of the times, social needs and changes in disease spectrum. According to the Outline of “Healthy China 2030” issued by Chinese government in October 2016, the total size of China’s health service industry is expected to reach RMB 16 trillion (approximately $2.5 trillion) by 2030. This industry focuses on people’s daily life, aging and diseases, pays attention to all kinds of risk factors and misunderstandings affecting health, calls for self-health management, and advocates comprehensive care throughout the entire process of life. It covers all kinds of health-related information, products, and services, as well as actions taken by various organizations to meet health needs. Responding to industry development trends, Helpson launched noni enzyme at the end of 2018, a natural antioxidant dietary supplement rich in xeronine. In 2020, the Company introduced no-rinse disinfectant and protective mask products to meet market demand driven by the COVID-19 pandemic in China. At the end of 2022, the Company obtained the medical device registration certificate for its N95 medical protective masks. Accordingly, the Company has sufficient production capacity for medical masks, surgical masks, KN95 masks and N95 masks, which enabled it to support demand for public and personal protective equipment related to respiratory infectious disease prevention.

In April 2024, Helpson began serving as a Contract Manufacturing Organization (CMO) for a project, undertaking R&D and post-market commercial production activities. This initiative generated approximately $50,000 in revenue in 2024. In 2025, the CMO project generated $33,227 in revenue. Under the contract terms, following the launch of the customer’s product, the Company expects to continue providing production services, which may contribute to additional sales revenue and ensure sustained cash inflows. The project completed process validation in January 2025 and is currently undergoing stability testing. The registration application submission to the National Medical Products Administration (NMPA) was finalized in the third quarter of 2025 and is currently under regulatory review. Moving forward, the Company intends to leverage its competitive advantages as a CMO, including its highly skilled technical team, state-of-the-art facilities, multiple production lines, ample capacity, extensive manufacturing expertise, and a robust quality management system.

Intercompany activities between the holding company and our subsidiaries

As of the date of this prospectus, none of our subsidiaries has distributed any dividends to China Pharma, nor has China Pharma distributed any dividends to the investors. The Company currently has no intention of distributing earnings to the shareholders and investors. The tables below present cash flow transfer between China Pharma and Helpson, through China Pharma’s wholly owned subsidiary Onny Investment Limited (“Onny”) for the year ended December 31, 2025 and 2024. The Company’s management understands that there are no tax consequences for cash flow transfers between China Pharma and Helpson through Onny.

For the year ended December 31, 2025
No.	Transfer from	Transfer to	Approximate value ($)	Note
1	Helpson (via Onny)	China Pharma	470,000	For the payment of the agent service fees of China Pharma
2	Onny	China Pharma	5,000	For the payment of the agent service fees of China Pharma

For the year ended December 31, 2024
No.	Transfer from	Transfer to	Approximate value ($)	Note
1	Helpson (via Onny)	China Pharma	530,000	For the payment of the agent service fees of China Pharma

Our cash management policy basically is to allocate the cash resources based on the needs and projection of each subsidiary within the Company. Although the purpose of all transfers needs to be business operation-related, there is no strict limitation on how much cash can be transferred, because the Company treats all subsidiaries as a whole group under the Company’s policy of the fund transfer. The cash transfer is requested when needed and approved by authorized persons based on the amount of cash transfer.

Permissions and Approvals for Business Operation

As of the date of this prospectus, the Company and Helpson have obtained all the required permissions and approvals from PRC authorities and have never been denied any applications. Helpson has never failed to receive or maintain any permission or approvals, nor were they rejected any such applications. However, the PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, or Helpson, to obtain additional permissions or approvals to operate our business. Upon that time, we cannot assure that we are able to receive such additional permission and approvals on time. If we do not receive or maintain the approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, and these risks could result in a material adverse change in our operations and the value of our common stock, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Corporate Information

Our principal executive offices are located at 2nd Floor, No. 17, Jinpan Road, Haikou, Hainan Province, China. Our telephone number at this address is +86-898-66811730. We maintain a website at www.chinapharmaholdings.com that contains information about the Company, though no information contained on our website is part of this prospectus supplement.

THE OFFERING

Issuer	China Pharma Holdings, Inc.

Securities offered by us pursuant to this prospectus supplement	2,500,000 shares of Common Stock.

Offering price	$2.00 per share of Common Stock

Total shares of Common Stock outstanding before this offering	40,522,002 shares of Common Stock

Total shares of Common Stock outstanding immediately after this offering	43,022,002 shares of Common Stock

Listing	The Common Stock are listed on the NYSE American under the symbol “CPHI”.

Use of proceeds	We intend to use our net proceeds from this offering for supplementing our operating cash flow and general corporate use. See “Use of Proceeds” on page S-7 of this prospectus supplement for more information.

Risk factors	Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-6 of this prospectus supplement as well as the risks identified in documents that are incorporated by reference in this prospectus supplement.

Placement agent	We have engaged FT Global as our placement agent in connection with this offering. FT Global is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page S-12 of this prospectus supplement.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risk factors described in the 2025 Form 10-K, and the risks and uncertainties described below, before making an investment in our securities. Any of the following risks could materially and adversely affect our business, financial condition and results of operations. In any case, the market price of the shares of Common Stock could decline, and you may lose all or part of your investment.

Risks Related to This Offering

Sales of a substantial number of shares of our Common Stock following this offering, or the perception that such sales may occur, could cause the market price of our Common Stock to decline.

Sales of a substantial number of shares of our Common Stock in the public market following this offering, or the perception that such sales may occur, could cause the market price of our Common Stock to decline. The shares of Common Stock sold in this offering will generally be freely tradable without restriction or further registration under the Securities Act, except for shares held by persons who are or become our “affiliates,” as that term is defined in Rule 144 under the Securities Act. Any resale by an affiliate will be subject to the applicable limitations and requirements of Rule 144 or another available exemption from registration.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time, including during the period of this offering, offer additional shares of our Common Stock or other securities convertible into or exchangeable for shares of Common Stock at prices that may differ from the purchase prices of the securities offered hereby. We may sell such securities in future offerings at a price per share of Common Stock that is lower than the price paid by investors in this offering, and investors in future transactions may receive rights, preferences or privileges that are superior to those of existing holders of our Common Stock. The price at which we issue additional shares of Common Stock, or securities convertible into, exercisable for or exchangeable for shares of Common Stock, in future transactions may be higher or lower than the purchase price paid by investors in this offering. Any such issuance could result in dilution to our existing stockholders and could cause the market price of our Common Stock to decline.

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately $4.4 million, after deducting the placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

The amounts and timing of any expenditure will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our intentions as of the date of this prospectus supplement based upon our current plans and business conditions to use and allocate the net proceeds of this offering.

However, our management will have significant flexibility and discretion in applying the net proceeds of this offering. Unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus supplement.

The Company is not subject to any contractual obligations that would require it to use the proceeds in a manner inconsistent with the registration statement.

To the extent that the net proceeds we receive from this offering are not immediately applied for the above purposes, we plan to invest the net proceeds in bank deposits.

DIVIDEND POLICY

We do not currently intend to pay cash dividends on our Common Stock in the foreseeable future. We currently intend to retain our available funds and any future earnings to fund the operation and expansion of our business.

Any future determination to declare and pay dividends will be made by our board of directors in its discretion, subject to applicable Nevada law, our articles of incorporation and bylaws, and any contractual restrictions. The declaration and payment of dividends will depend upon, among other things, our results of operations, financial condition, cash requirements, capital requirements, contractual restrictions, general business conditions and such other factors as our board of directors may deem relevant.

We are a holding company incorporated in Nevada with no material operations of our own. We conduct substantially all of our operations in China through our PRC subsidiaries, primarily Helpson. Accordingly, our ability to pay dividends, if any, may depend upon dividends or other distributions received from our PRC subsidiaries. PRC laws and regulations may restrict the ability of our PRC subsidiaries to pay dividends or otherwise transfer funds to us, including requirements that certain portions of their after-tax profits be allocated to statutory reserve funds before distributions may be made.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2026:

●	on an actual basis, as derived from our unaudited consolidated financial statements as of March 31, 2026, which are incorporated by reference into this prospectus supplement;

●	on a pro forma as adjusted basis, after giving effect to the sale by us in this offering of 2,500,000 shares of Common Stock at an offering price of $2.00 per share, and after deducting the Placement Agent fees and estimated offering expenses payable by us

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

		Pro forma
		As
	Actual	Adjusted
Cash and equivalents	$168,474	$4,603,474
Short-term borrowings	3,394,961	3,394,961
Long-term borrowings	0
Total indebtedness	3,394,961	3,394,961
Shareholders' equity:
Shares of Common Stock: US$0.001 par value per share, 500,000,000 shares authorized, 40,522,002 shares issued and outstanding on actual basis; 43,022,002 shares outstanding on a pro forma as adjusted basis.	40,522	43,022
Additional Paid-in capital(1)	73,504,819	77,937,319
Securities purchase agreement receivable	(180,000)	(180,000)
Retained earnings	(48,357,383)	(48,357,383)
Accumulated other comprehensive loss	12,016,232	12,016,232
Total Shareholders' Equity	37,024,190	41,459,190
Total capitalization	37,024,190	41,459,190

DILUTION

If you invest in our Common Stock, your interest will be diluted to the extent of the difference between the public offering price per share and our net tangible book value per share after this Offering. Dilution results from the fact that the public offering price per share is substantially in excess of the book value per share of Common Stock attributable to the existing Shareholders for our presently outstanding shares of Common Stock.

Our historical net tangible book value as of March 31, 2026 was $(1,620,880), or $(0.04) per share of Common Stock. “Net tangible book value” means our total assets less the sum of our total liabilities, intangible assets and deferred offering costs. “Net tangible book value per share” is calculated by dividing our net tangible book value by the total number of shares of Common Stock outstanding as of March 31, 2026.

After giving effect to the sale by us in this offering of 2,500,000 shares of Common Stock at an offering price of $2.00 per share of Common Stock, and after deducting the Placement Agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2026 would have been approximately $860,440, or approximately $0.02 per share of Common Stock. This represents an immediate increase in pro forma as adjusted net tangible book value of approximately $0.06 per share of Common Stock to our existing stockholders and immediate dilution in pro forma as adjusted net tangible book value of approximately $1.98 per share of Common Stock to investors purchasing securities in this offering.

The following table illustrates the net tangible book value changes per share to shareholders after the issuance of Common Stock in this offering:

Amount
(US$)
Offering price per share of Common Stock.	$2.00
Historical net tangible book value per share of Common Stock as of March 31, 2026.	$(0.04)
Increase in net tangible book value per share attributable to investors purchasing securities in this offering.	$0.06
Pro forma as adjusted net tangible book value per share of Common Stock after giving effect to this offering •	$0.02
Dilution per share to investors purchasing securities in this offering:	$1.98

DESCRIPTION OF SECURITIES WE ARE OFFERING

As of the date of this prospectus, the Company had one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is our Common Stock of a par value $0.001 per share. There are 40,522,002 shares of Common Stock issued and outstanding as of the date of this prospectus. Our common stock is currently traded on the NYSE American under the symbol “CPHI”.

Common Stock

We are offering 2,500,000 shares of Common Stock pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our Common Stock described under Exhibit 4.2 to our annual report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 1, 2026.

China Pharma is authorized to issue 500,000,000 shares of Common Stock, and 5,000,000 shares of preferred stock, $0.001 par value. The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our Board of Directors. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

Voting Rights

Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights.

Economic Rights

Except as otherwise expressly provided in our Articles of Incorporation or required by applicable law, all shares of common stock will have the same rights and privileges and rank equally, share ratably, and be identical in all respects for all matters, including those described below.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

No Preemptive or Similar Rights

The holders of our shares of common stock are not entitled to preemptive rights, and are not subject to conversion, redemption, subscription or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Removal of Directors by Stockholders

Our Bylaws provide that subject to any limitations in our Articles of Incorporation or Nevada Revised Statutes, any directors or the entire Board of Directors may be removed, with or without cause, by a vote of two-thirds of the shares then entitled to vote at an election of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, 3200 E Cherry Creek South Dr Ste 430, Denver, CO 80209.

PLAN OF DISTRIBUTION

FT Global Capital has agreed to act as the exclusive Placement Agent in connection with this offering. The Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of our securities but has agreed to use its best efforts to arrange for the sale of our securities. We entered into the Securities Purchase Agreement, dated July 22, 2026, directly with the investor in this offering pursuant to which we agreed to sell to such investor an aggregate of 2,500,000 shares of Common Stock.

We negotiated the price for the shares of Common Stock offered in this offering with the investor. The factors considered in determining the price of the shares of Common Stock included the recent market price of our Common Stock, the general condition of the securities market at the time of this offering, the history of and prospects for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the investors as well as under certain other circumstances described in the Securities Purchase Agreement.

Placement Agent Fees, Commissions and Expenses

Under the terms of our placement agency agreement with the Placement Agent, we agreed to pay upon the closing of this offering to the Placement Agent a cash transaction fee equal to seven percent (7%) of the aggregate gross proceeds to us from the sale of the securities to investors in the offering. At the closing of the offering, we have also agreed to reimburse the Placement Agent for (i) a non-accountable expense allowance of up to $55,000 in the aggregate and (ii) the legal fees and expenses of the Placement Agent’s counsel actually incurred, up to $45,000 in the aggregate. Such reimbursement amounts will not in any way limit or impair the indemnification provisions set forth in the placement agency agreement.

Tail Fee

We have also agreed to a tail fee calculated in the matter as provided above with regards to the Placement Agent if any investor (including any entities under common management or having a common investment advisor) to whom the Placement Agent contacted with respect to this offering during the term of its engagement, or any investor that participated in the offering, provides us or any of our affiliates with further capital during the eighteen-month period following termination or expiration of the Placement Agency Agreement entered by and between the Company and the Placement Agent, dated as of July 22, 2026.

Lock-Up Agreements

The officers, directors, and shareholders who hold 5% or more of the Company have entered into lock-up agreements, pursuant to which, each have agreed, subject to customary exceptions, for a period of ninety (90) days after the final closing of this offering, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exceptions.

Securities Issuance Standstill

In addition, we have agreed that for a period of ninety (90) days from the closing date of the offering, without the prior written consent of the Placement Agent, we will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) above.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and reimburse the Placement Agent for all out-of-pocket fees and expenses that may be required to make for these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, each Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the Placement Agent, if any, participating in this offering and the Placement Agent participating in this offering may distribute prospectuses electronically. The Placement Agent may agree to allocate a number of shares for sale to its online brokerage account holders. Internet distributions will be allocated by the Placement Agent that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Placement Agent in their capacity as Placement Agent, and should not be relied upon by investors.

Other Relationships

The Placement Agent and its affiliates may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Offering Price Determination

The actual offering price of the securities we are offering were negotiated between us, the Placement Agent and the investors in the offering based on the trading of our Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Transfer Agent and Listing

The transfer agent and registrar for our Common Stock is Equiniti Trust Company. Our Common Stock is traded on the NYSE American (formerly known as AMEX) under the symbol “CPHI.”

Selling Restrictions

Other than in the United States, no action has been taken by us or the Placement Agent that would permit a public offering of the shares of Common Stock offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The shares of Common Stock offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock by this prospectus supplement in any jurisdiction in which such an offer or solicitation is unlawful.

Relationships

The Placement Agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the Placement Agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any further services.

LEGAL MATTERS

We are being represented by Pryor Cashman LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of Common Stock offered in this offering will be passed upon to us by Flangas Law Firm, our Nevada counsel.

EXPERTS

The financial statements incorporated by reference in this prospectus supplement for the years ended December 31, 2024 and 2025 have been audited by Enrome LLP, an independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The registered business address of Enrome LLP is 143 Cecil Street, #19-03/04 GB Building, Singapore 069542.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (No. 333-276481), including exhibits, schedules and amendments filed with, or incorporated by reference in, such registration statement, under the Securities Act with respect to underlying shares represented by the ordinary shares, to be sold in this offering. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form S-3 and its exhibits and schedules for further information with respect to us and the ordinary shares.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. We also maintain a website at www.chinapharmaholdings.com, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement.

This prospectus supplement is part of a registration statement we have filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement, the accompanying prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement, the accompanying prospectus and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on April 1, 2026 (the “2025 Form 10-K”);

●	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 15, 2026 (the “2026 Form 10-Q”);

●	the Company’s Current Reports on Form 8-K, filed with the SEC on January 6, 2026, February 10, 2026, and March 3, 2026;

●	The description of China Pharma’s securities contained in Exhibit 4.2 of the 2025 Form 10-K; and

●	All of our filings made with the Securities and Exchange Commission pursuant to the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement of which this prospectus forms a part.

All documents subsequently filed with the Securities and Exchange Commission by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings by written or oral request, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at China Pharma Holdings, Inc., 2nd Floor, No. 17, Jinpan Road, Haikou, Hainan Province, China, or calling us at 86-10-898-66811730.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus

CHINA PHARMA HOLDINGS, INC.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

China Pharma Holdings, Inc. is a Nevada incorporated holding company (“China Pharma”, the “Company”, “we”, “our” or “us”) with all of its operations conducted in China through its subsidiaries. Through this prospectus, we may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities (which may be convertible into or exchangeable for common stock), warrants, rights or units that include any of these securities up to an aggregate offering price not exceeding $50,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” in this prospectus.

We may offer and sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, including on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is traded on the NYSE American (formerly known as AMEX) under the symbol “CPHI”. The closing price for our common stock on NYSE American on February 5, 2024 was $0.09 per share. Each prospectus supplement will contain information, where applicable, as to any listing on the NYSE American or any other securities exchange of the securities covered by the prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES SUBSTANTIAL RISKS. CHINA PHARMA IS NOT A CHINESE OPERATING COMPANY, BUT A HOLDING COMPANY INCORPORATED IN NEVADA. AS A HOLDING COMPANY WITH NO MATERIAL OPERATIONS OF ITS OWN, THE COMPANY CONDUCTS A SUBSTANTIAL MAJORITY OF ITS OPERATIONS THROUGH THE OPERATING ENTITY ESTABLISHED IN THE PEOPLE’S REPUBLIC OF CHINA (THE “PRC”), PRIMARILY THE COMPANY’S WHOLLY OWNED PRC SUBSIDIARY.

ADDITIONALLY, HELPSON, CHINA PHARMA’S PRC SUBSIDIARY, IS SUBJECT TO CERTAIN LEGAL AND OPERATIONAL RISKS ASSOCIATED WITH ITS OPERATIONS IN CHINA. PRC LAWS AND REGULATIONS GOVERNING HELPSON’S CURRENT BUSINESS OPERATIONS ARE SOMETIMES VAGUE AND UNCERTAIN, AND THEREFORE, THESE RISKS MAY RESULT IN A MATERIAL CHANGE IN HELPSON’S OPERATIONS, SIGNIFICANT DEPRECIATION OF THE VALUE OF OUR COMMON STOCK, OR A COMPLETE HINDRANCE OF THE COMPANY’S ABILITY TO OFFER OR CONTINUE TO OFFER ITS SECURITIES TO INVESTORS. RECENTLY, THE PRC GOVERNMENT INITIATED A SERIES OF REGULATORY ACTIONS AND STATEMENTS TO REGULATE BUSINESS OPERATIONS IN CHINA WITH LITTLE ADVANCE NOTICE, INCLUDING CRACKING DOWN ON ILLEGAL ACTIVITIES IN THE SECURITIES MARKET, ADOPTING NEW MEASURES TO EXTEND THE SCOPE OF CYBERSECURITY REVIEWS, AND EXPANDING THE EFFORTS IN ANTI-MONOPOLY ENFORCEMENT. SINCE THESE STATEMENTS AND REGULATORY ACTIONS ARE NEW, IT IS HIGHLY UNCERTAIN HOW SOON LEGISLATIVE OR ADMINISTRATIVE REGULATION MAKING BODIES WILL RESPOND AND WHAT EXISTING OR NEW LAWS OR REGULATIONS OR DETAILED IMPLEMENTATIONS AND INTERPRETATIONS WILL BE MODIFIED OR PROMULGATED, IF ANY, AND THE POTENTIAL IMPACT OF SUCH MODIFIED OR NEW LAWS AND REGULATIONS WILL HAVE ON THE COMPANY’S DAILY BUSINESS OPERATION, THE ABILITY TO ACCEPT FOREIGN INVESTMENTS AND LIST ON AN U.S. OR OTHER FOREIGN EXCHANGE.

ON FEBRUARY 17, 2023, THE CHINA SECURITIES REGULATORY COMMISSION (THE “CSRC”), PROMULGATED THE TRIAL ADMINISTRATIVE MEASURES OF OVERSEAS SECURITIES OFFERING AND LISTING BY DOMESTIC COMPANIES (THE “TRIAL MEASURES”), WHICH BECAME EFFECTIVE ON MARCH 31, 2023. ON THE SAME DATE, THE CSRC CIRCULATED SUPPORTING GUIDANCE RULES NO.1 THROUGH NO.5, NOTES ON THE TRIAL MEASURES, NOTICE ON ADMINISTRATION ARRANGEMENTS FOR THE FILING OF OVERSEAS LISTINGS BY DOMESTIC ENTERPRISES AND RELEVEANT CSRC ANSWERS TO REPORT OR QUESTIONS (COLLECTIVELY, THE “GUIDANCE RULES AND NOTICE”), ON CSRC’S OFFICIAL WEBSITE. THE TRIAL MEAURES, TOGETHER WITH THE GUIDANCE RULES AND NOTICE REITERATE THE BASIC PRINCIPLES OF DRAFT ADMINSTRATIVE PROVISIONS AND DRAFT FILING MEASURES AND IMPOSE SUBSTANTIALLY THE SAME REQUIREMENTS FOR THE OVERSEAS SECURITIES OFFERING AND LISTING BY DOMESTIC ENTERPRISES, AND CLARIFIED AND EMPHASIZED SEVERAL ASPECTS. BECAUSE WE ARE ALREADY PUBLICLY LISTED IN THE U.S., THE TRIAL MEASURES AND THE GUIDANCE RULES AND NOTICE DO NOT IMPOSE OBVIOUS ADDITIONAL REGULATORY BURDEN ON US BEYOND THE OBLIGATION TO REPORT TO THE CSRC AND COMPLY WITH THE FILING REQUIREMENTS ON ANY FUTURE OFFERINGS OF OUR SECURITIES, OR MATERIAL EVENTS SUCH AS A CHANGE OF CONTROL OR DELISTING. AS THE TRIAL MEASURES AND THE GUIDANCE RULES AND NOTICE ARE NEWLY ISSUED, THERE REMAINS UNCERTAINTY AS TO HOW THEY WILL BE INTERPRETED OR IMPLEMENTED. THEREFORE, WE ARE SUBJECT TO SUCH FILING REQUIREMENTS UNDER THE TRIAL MEASURES UPON FUTURE SUBSEQUENT OFFERINGS, AND MAY BE SUBJECT TO ADDITIONAL FILING REQUIREMENTS AND, IF THERE ARE ANY CHANGES TO THE TRIAL MEASURES, AT THAT TIME WE MAY NOT BE ABLE TO GET CLEARANCE FROM THE CSRC IN A TIMELY FASHION.

ON MAY 20, 2020, THE U.S. SENATE PASSED THE HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT REQUIRING FOREIGN COMPANIES TO CERTIFY THEY ARE NOT OWNED OR CONTROLLED BY A FOREIGN GOVERNMENT IF THE PCAOB IS UNABLE TO AUDIT SPECIFIED REPORTS BECAUSE THE COMPANY USES A FOREIGN AUDITOR NOT SUBJECT TO PCAOB INSPECTION. IF THE PCAOB IS UNABLE TO INSPECT THE COMPANY’S AUDITORS FOR THREE CONSECUTIVE YEARS, THE ISSUER’S SECURITIES ARE PROHIBITED FROM TRADING ON A U.S. STOCK EXCHANGE. ON DECEMBER 2, 2020, THE U.S. HOUSE OF REPRESENTATIVES APPROVED THE HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT. ON DECEMBER 18, 2020, THE HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT WAS SIGNED INTO LAW. PURSUANT TO THE HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT, THE PCAOB ISSUED A DETERMINATION REPORT ON DECEMBER 16, 2021 WHICH FOUND THAT THE PCAOB IS UNABLE TO INSPECT OR INVESTIGATE COMPLETELY REGISTERED PUBLIC ACCOUNTING FIRMS HEADQUARTERED IN: (1) MAINLAND CHINA OF THE PRC BECAUSE OF A POSITION TAKEN BY ONE OR MORE AUTHORITIES IN MAINLAND CHINA; AND (2) HONG KONG, A SPECIAL ADMINISTRATIVE REGION AND DEPENDENCY OF THE PRC, BECAUSE OF A POSITION TAKEN BY ONE OR MORE AUTHORITIES IN HONG KONG. ON AUGUST 26, 2022, THE PCAOB ANNOUNCED AND SIGNED A STATEMENT OF PROTOCOL (THE “PROTOCOL”) WITH THE CHINA SECURITIES REGULATORY COMMISSION AND THE MINISTRY OF FINANCE OF THE PEOPLE’S REPUBLIC OF CHINA. THE PROTOCOL PROVIDES THE PCAOB WITH: (1) SOLE DISCRETION TO SELECT THE FIRMS, AUDIT ENGAGEMENTS AND POTENTIAL VIOLATIONS IT INSPECTS AND INVESTIGATES, WITHOUT ANY INVOLVEMENT OF CHINESE AUTHORITIES; (2) PROCEDURES FOR PCAOB INSPECTORS AND INVESTIGATORS TO VIEW COMPLETE AUDIT WORK PAPERS WITH ALL INFORMATION INCLUDED AND FOR THE PCAOB TO RETAIN INFORMATION AS NEEDED; (3) DIRECT ACCESS TO INTERVIEW AND TAKE TESTIMONY FROM ALL PERSONNEL ASSOCIATED WITH THE AUDITS THE PCAOB INSPECTS OR INVESTIGATES. OUR AUDITOR IS HEADQUARTERED IN SINGAPORE, SINGAPORE AND WILL BE INSPECTED BY THE PCAOB ON A REGULAR BASIS.

OUR AUDITOR IS NOT SUBJECT TO THE DETERMINATION. OUR AUDITOR IS SUBJECT TO LAWS IN THE UNITED STATES PURSUANT TO WHICH THE PCAOB CONDUCTS REGULAR INSPECTIONS TO ASSESS OUR AUDITOR’S COMPLIANCE WITH THE APPLICABLE PROFESSIONAL STANDARDS. ON JUNE 22, 2021, THE U.S. SENATE PASSED THE ACCELERATING HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT (“AHFCAA”) WHICH, PROPOSED TO REDUCE THE NUMBER OF CONSECUTIVE NON-INSPECTION YEARS REQUIRED FOR TRIGGERING THE PROHIBITIONS UNDER THE HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT FROM THREE YEARS TO TWO. ON DECEMBER 29, 2022, THE CONSOLIDATED APPROPRIATIONS ACT, 2023 (THE “CAA”) WAS SIGNED INTO LAW, WHICH OFFICIALLY REDUCED THE NUMBER OF CONSECUTIVE NON-INSPECTION YEARS REQUIRED FOR TRIGGERING THE PROHIBITIONS UNDER THE HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT FROM THREE YEARS TO TWO, THUS, REDUCING THE TIME BEFORE AN APPLICABLE ISSUER’S SECURITIES MAY BE PROHIBITED FROM TRADING OR DELISTED. CURRENTLY, OUR AUDITOR IS SUBJECT TO INSPECTION BY PCAOB. HOWEVER, IF AHFCAA WERE ENACTED INTO LAW, IT MAY POSE MORE RISKS OF POTENTIAL DELISTING AS WELL AS DEPRESS THE PRICE OF COMPANY’S COMMON STOCK. ON DECEMBER 15, 2022, THE PCAOB ISSUED A NEW DETERMINATION REPORT WHICH CONCLUDED THAT IT WAS ABLE TO INSPECT AND INVESTIGATE COMPLETELY PCAOB-REGISTERED ACCOUNTING FIRMS HEADQUARTERED IN MAINLAND CHINA AND HONG KONG IN 2022, AND THE PCAOB VACATED THE DECEMBER 16, 2021 DETERMINATION REPORT. SHOULD THE PCAOB AGAIN ENCOUNTER IMPEDIMENTS TO INSPECTIONS AND INVESTIGATIONS IN MAINLAND CHINA OR HONG KONG AS A RESULT OF POSITIONS TAKEN BY ANY AUTHORITY IN EITHER JURISDICTION, INCLUDING BY THE CSRC OR THE MOF, THE PCAOB WILL MAKE DETERMINATIONS UNDER THE HFCAA AS AND WHEN APPROPRIATE. HOWEVER, WHETHER THE PCAOB WILL CONTINUE TO CONDUCT INSPECTIONS AND INVESTIGATIONS COMPLETELY TO ITS SATISFACTION OF PCAOB-REGISTERED PUBLIC ACCOUNTING FIRMS HEADQUARTERED IN MAINLAND CHINA AND HONG KONG IS SUBJECT TO UNCERTAINTY AND DEPENDS ON A NUMBER OF FACTORS OUT OF CHINA PHARMA’S, AND CHINA PHARMA’S AUDITOR’S, CONTROL, INCLUDING POSITIONS TAKEN BY AUTHORITIES OF THE PRC. THE PCAOB IS EXPECTED TO CONTINUE TO DEMAND COMPLETE ACCESS TO INSPECTIONS AND INVESTIGATIONS AGAINST ACCOUNTING FIRMS HEADQUARTERED IN MAINLAND CHINA AND HONG KONG IN THE FUTURE AND STATES THAT IT HAS ALREADY MADE PLANS TO RESUME REGULAR INSPECTIONS IN EARLY 2023 AND BEYOND. THE PCAOB IS REQUIRED UNDER THE HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT TO MAKE ITS DETERMINATION ON AN ANNUAL BASIS WITH REGARDS TO ITS ABILITY TO INSPECT AND INVESTIGATE COMPLETELY ACCOUNTING FIRMS BASED IN THE MAINLAND CHINA AND HONG KONG. SHOULD THE PCAOB AGAIN ENCOUNTER IMPEDIMENTS TO INSPECTIONS AND INVESTIGATIONS IN MAINLAND CHINA OR HONG KONG AS A RESULT OF POSITIONS TAKEN BY ANY FOREIGN AUTHORITY INCLUDING BUT IS NOT LIMITED TO MAINLAND CHINA OR HONG KONG JURISDICTION, THE PCAOB WILL ACT EXPEDITIOUSLY TO CONSIDER WHETHER IT SHOULD ISSUE A NEW DETERMINATION.

THE CHINESE REGULATORY AUTHORITIES COULD DISALLOW THE COMPANY’S STRUCTURE, WHICH COULD RESULT IN A MATERIAL CHANGE IN THE COMPANY’S OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES COULD DECLINE OR BECOME WORTHLESS. FOR A DESCRIPTION OF THE COMPANY’S CORPORATE STRUCTURE, SEE “PROSPECTUS SUMMARY” STARTING PAGE 1. SEE ALSO “RISK FACTORS - RISKS RELATED TO DOING BUSINESS IN CHINA” INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

SEE THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS, AND THE RISK FACTORS IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF CHINA PHARMA’S COMMON STOCK.

OUR SUBSIDIARIES HAVE NEVER ISSUED ANY DIVIDENDS OR DISTRIBUTIONS TO US, OR TO ANY INVESTORS AS OF THE DATE OF THIS PROSPECTUS. HELPSON, OUR PRC SUBSIDIARY, GENERATES AND RETAINS CASH GENERATED FROM OPERATING ACTIVITIES AND RE-INVEST IT IN DAILY BUSINESS. IN THE FUTURE, CASH PROCEEDS RAISED FROM OVERSEAS FINANCING ACTIVITIES AND THE EXERCISE OF WARRANTS BY WARRANT HOLDERS, MAY BE TRANSFERRED BY US TO HELPSON VIA CAPITAL CONTRIBUTION AND SHAREHOLDER LOANS, AS THE CASE MAY BE.

THE MAJORITY OF OUR INCOME IS RECEIVED IN RENMINBI (“RMB”) AND RESTRICTIONS IN FOREIGN CURRENCIES MAY LIMIT THE COMPANY’S ABILITY TO PAY DIVIDENDS OR OTHER PAYMENTS, OR OTHERWISE SATISFY THE COMPANY’S FOREIGN CURRENCY DENOMINATED OBLIGATIONS, IF ANY. UNDER EXISTING PRC FOREIGN EXCHANGE REGULATIONS, PAYMENTS OF CURRENT ACCOUNT ITEMS, INCLUDING PROFIT DISTRIBUTIONS, INTEREST PAYMENTS AND EXPENDITURES FROM TRADE-RELATED TRANSACTIONS, CAN BE MADE IN FOREIGN CURRENCIES WITHOUT PRIOR APPROVAL FROM THE STATE ADMINISTRATION OF THE FOREIGN EXCHANGE (“SAFE”) IN THE PRC AS LONG AS CERTAIN PROCEDURAL REQUIREMENTS ARE MET. APPROVAL FROM APPROPRIATE GOVERNMENT AUTHORITIES IS REQUIRED IF RMB IS CONVERTED INTO FOREIGN CURRENCY AND REMITTED OUT OF THE PRC TO PAY CAPITAL EXPENSES SUCH AS THE REPAYMENT OF LOANS DENOMINATED IN FOREIGN CURRENCIES. THE PRC GOVERNMENT MAY, AT ITS DISCRETION, IMPOSE RESTRICTIONS ON ACCESS TO FOREIGN CURRENCIES FOR CURRENT ACCOUNT TRANSACTIONS AND IF THIS OCCURS IN THE FUTURE, WE MAY NOT BE ABLE TO PAY DIVIDENDS IN FOREIGN CURRENCIES TO OUR STOCKHOLDERS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 6, 2024

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf process, we may sell common stock, preferred stock, debt securities (which may be convertible into or exchangeable for common stock), warrants, rights or units from time to time in one or more offerings at indeterminate prices, up to an aggregate offering price for all such securities of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. China Pharma has not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates, and our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement, or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

Unless otherwise stated in this prospectus, references to:

●	“China” or the “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

●	“Helpson” refers to Hainan Helpson Medical & Biotechnology Co., Ltd.

●	“Onny” refers to Onny Investment Ltd.

●	“RMB” and “Renminbi” refer to the legal currency of China; and

●	“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the United States.

We use RMB as the functional currency and U.S. dollars as reporting currency in our financial statements and in this prospectus. Monetary assets and liabilities denominated in Renminbi are translated into U.S. dollars at the rates of exchange as of the balance sheet date, equity accounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rate for the period. In other parts of this prospectus, any Renminbi denominated amounts are accompanied by translations. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. The PRC government restricts or prohibits the conversion of Renminbi into foreign currency and foreign currency into Renminbi for certain types of transactions.

ii

NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form S-3 that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These include statements about the Company’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate”, “expect”, “intend”, “plan”, “will”, “the Company believes”, “management believes” and similar words or phrases. The forward-looking statements are based on the Company’s current expectations and are subject to certain risks, uncertainties and assumptions. The Company’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements.

These forward-looking statements are neither promises nor guarantees of future performance, due to a variety of risks and uncertainties and other factors more fully discussed in the “Risk Factors” section in this prospectus, the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that China Pharma files from time to time with the SEC. Given these uncertainties, readers should not place undue reliance on China Pharma’s forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, China Pharma does not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

Except as required by law, China Pharma assumes no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

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PROSPECTUS SUMMARY

Organization and Nature of Operations

China Pharma, a Nevada corporation, owns 100% of Onny, a British Virgin Islands corporation, which owns 100% of Helpson, a company organized under the laws of the People’s Republic of China (the “PRC”).

Onny acquired 100% of the ownership in Helpson on May 25, 2005, by entering into an Equity Transfer Agreement with Helpson’s three former shareholders. The transaction was approved by the Commercial Bureau of Hainan Province on June 12, 2005 and Helpson received the Certificate of Approval for Establishment of Enterprises with Foreign Investment in the PRC on the same day. Helpson received its business license evidencing its WFOE (Wholly Foreign Owned Enterprise) status on June 21, 2005.

Our corporate organizational chart is set forth below:

Helpson has acquired and continues to acquire well-accepted medical formulas to add to its diverse portfolio of Western and Chinese medicines.

Business Overview & Recent Developments

Helpson is principally engaged in the development, manufacture and marketing of pharmaceutical products for human use in connection with a variety of high-incidence and high-mortality diseases and medical conditions prevalent in the PRC. As a Nevada holding company without any operations, all of China Pharma’s operations are conducted in the PRC, where the manufacturing facilities are located, through Helpson, China Pharma’s indirectly wholly owned PRC subsidiary. Helpson manufactures pharmaceutical products in the form of dry powder injectables, liquid injectables, tablets, capsules, and cephalosporin oral solutions. The majority of our pharmaceutical products are sold on a prescription basis and all have been approved for at least one or more therapeutic indications by the National Medical Products Administration (the “NMPA”, formerly China Food and Drug Administration, CFDA) based upon demonstrated safety and efficacy.

As of the date of this prospectus, Helpson manufactured 19 pharmaceutical products for a wide variety of diseases and medical indications, each of which may be classified into one of three general categories:

●	Basic generic drugs, which are common drugs in the PRC for which there is a very large market demand;

●	First-to-market generic drugs, which are generic western drugs that are new to the PRC marketplace; or

●	Modern Traditional Chinese Medicines, which are generally comprised of non-synthetic, plant-based medicinal compounds that have been widely used in the PRC for thousands of years. Helpson applies modern production techniques to produce pharmaceutical products in different formulations, such as tablets, capsules or powders.

In selecting generic drugs to develop and manufacture, Helpson considers several factors, including the number of other manufacturers currently producing this particular drug, the size of the market for that drug, the proposed or required method of distribution, the existing and expected pricing for that particular drug in the marketplace, the costs of manufacturing that drug, and the costs of acquiring or developing the formula for that drug. Helpson believes that generic drugs that it has selected to manufacture have large addressable markets and higher profit margins relative to other generic drugs manufactured and distributed in the PRC.

In addition, Helpson manufactured comprehensive healthcare products and protective products in two production facilities it owns and operates in Haikou, Hainan Province, PRC. One has a construction area of 663.94 square meters, the other factory has two buildings with production area of 20,282.42 square meters and 6,593.20 square meters.

China’s consistency evaluation of generic drugs continued to proceed in 2023. Helpson has always taken the task of promoting the consistency evaluation as a top priority, and worked on them actively. However, for each drug’s consistency evaluation, due to the continuous dynamic changes of the detailed consistency evaluation policies, market trends, expected investments, and expected returns of investment (“ROI”), all companies in this industry have been adjusting to the policies under consistency evaluation. One of the flagship products, Candesartan tablets, a hypertension product, passed generic-drug-consistency-evaluation in early August 2023.

Helpson has taken a more cautious and flexible attitude towards the initiating and progressing any project for an existing product’s consistency evaluation and to cope with the changing macro environment of drug sales in China. Since initiated in 2018, when relevant Chinese authorities decided to implement trial Centralized Procurement (“CP”) activities in 11 selected pilot cities (including four municipalities and seven other cities), nine rounds of CP activities have been carried out as of November 6, 2023, which significantly reduced the price of the drugs that won the bids. In addition, the consistency evaluation has been adopted as one of the qualification standards for participating in the GPO activities. As a result, Helpson must balance at least the investment of financial resources and time to obtain the qualification of CP, and the sharp decline in the price of drugs included in CP, before making decisions for any products.

In addition, Helpson continues to explore the field of comprehensive healthcare. Comprehensive healthcare is a general concept proposed by the Chinese government according to the development of the times, social needs and changes in disease spectrum. According to the Outline of “Healthy China 2030” issued by Chinese government in October 2016, the total size of China’s health service industry is expected to reach RMB 16 trillion (approximately $2.5 trillion) by 2030. This industry focuses on people’s daily life, aging and diseases, pays attention to all kinds of risk factors and misunderstandings affecting health, calls for self-health management, and advocates the comprehensive care throughout the entire process of life. It covers all kinds of health-related information, products, and services, as well as actions taken by various organizations to meet the health needs. In response to this trend, Helpson launched Noni enzyme, a natural, Xeronine-rich antioxidant food supplement at the end of 2018. Helpson also launched wash-free sanitizers and masks, in 2020, to address the market needs caused by COVID-19 in China. As Chinese government officially terminated its zero-case policy, now the responsibility to protect people from the impact of COVID-19 falls more to the citizens themselves, and masks and sanitizers have been more and more popular due to increasing demand. Helpson has sufficient production capacity for medical masks, surgical masks, KN95 masks, and N95 masks, which meets the personal needs for protection against the epidemic outbreak. Thanks to the green channel provided by Hainan Medical Products Administration, Helpson received the Registration Certificate of N95 medical protective mask at the fastest speed by the end of 2022, when the infection of COVID-19 had surged in China.

Helpson plans to continue to optimize its product structure and actively respond to the current health needs of human beings.

Market Trends

As a generic drug company, Helpson is presented with a huge domestic market. We believe that through further upgrades and consistency evaluations, which are based on European and American production standards, Helpson will be able to export the products to overseas markets. In China’s market, we believe that in the future, cost management and control ability will gradually become an important factor in determining the competitiveness of generic pharmaceutical enterprises. Although price control leads to a decline in the profitability, the CP’s winning enterprise has a good chance of achieving price-for-volume in order to increase its market share and support its continuous innovation transformation. Additionally, rising and advancing consumer demand in China drives increases in discretionary consumption, and with the improvement of residents’ quality of life, the healthcare demand is also changing. We believe that there are a large number of unmet demands in comprehensive healthcare and Internet healthcare sectors.

In addition, the Office of the State Council issued “Pilot Plan for Marketing Authorization Holders” on May 24, 2016, allowing eligible drug research and development institutions and scientific researchers to become Marketing Authorization Holders (“MAH”) by obtaining drug marketing authorization and drug approval numbers from the State Council. This policy uses a management model of separating drug marketing authorization and drug production licenses, thereby allowing MAHs to produce pharmaceuticals themselves or to consign production to other pharmaceutical manufacturers. This policy not only transitions our production practices to meet the European and United States standards by separating drug approval and production qualifications, thereby changing the existing model of bundling drug approval numbers to pharmaceutical manufacturers in China, but also serves as a supplement to the ongoing consistency evaluations policy.

In general, demand for pharmaceutical products is still experiencing steady growth in China. We believe the ongoing generic drug consistency evaluations and reform of China’s drug production registration and review policies will have major effects on the future development of our industry and may change its business patterns. Helpson will continue to actively adapt to the national policy guidance and further evaluate market conditions for its existing products, and competition in the market in order to optimize its development strategy.

Intercompany activities between the holding company and our subsidiaries

As of the date of this prospectus, none of our subsidiaries have distributed any dividends to China Pharma, nor has China Pharma distributed any dividends to its investors. China Pharma currently has no intention to distribute earnings to its stockholders and investors. The tables below present cash flow transfer between China Pharma and Helpson, through China Pharma’s wholly owned subsidiary Onny for the years ended December 31, 2022 and 2021. China Pharma’s management believes that there are no tax consequences for cash flow transfers between China Pharma and Helpson through Onny.

For the year ended December 31, 2022
No.	Transfer from	Transfer to	Approximate value ($)	Note
1	China Pharma (via Onny)	Helpson	1,300,000	For Helpson’s operations

For the year ended December 31, 2021
No.	Transfer from	Transfer to	Approximate value ($)	Note
1	China Pharma (via Onny)	Helpson	3,000,000	For Helpson’s operations
2	Helpson (via Onny)	China Pharma	320,000	For the payment of the agent service fees of China Pharma

Executive Offices

Our principal executive offices are located at 2nd Floor, No. 17, Jinpan Road, Haikou, Hainan Province, China. Our telephone number at that address is +86-898-66811730.

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2022, and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

Risks Related to Doing Business in China

There are Legal and Operational Risks Associated with Having the Majority of the Company’s Operations in the PRC.

The PRC legal system is based on written statutes. The laws, regulations and legal requirements of China are relatively new and change often, and their interpretation and enforcement depend to a large extent on relevant government policy and involve significant uncertainties that could limit the reliability of the legal protections available to us.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services.

In addition, the enforcement of laws and regulations in China can change quickly with little advance notice. In 2021, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. Any action by the Chinese government to exert more oversight and control over foreign investment in China-based companies could result in a material change in our operation, cause the value of our shares to significantly decline or become worthless, and significantly limit, or completely hinder our ability to offer or continue to offer our shares to investors and cause the value of such securities to significantly decline or be worthless.

We cannot predict the effects of future developments in government policy or the PRC legal system in general. We may be required in the future to procure additional permits, authorizations and approvals for our existing and future operations, which may not be obtainable in a timely fashion or at all, or may involve substantial costs and unforeseen risks.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

Anti-Monopoly Law of the People’s Republic of China promulgated by the Standing Committee of the National People’s Congress, which became effective in 2008 and amended in 2022 (“Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that State Administration for Market Regulation (“SAMR”) be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions of the State Council on the Standard for Declaration of Concentration of Business Operators, issued by the State Council in 2008 and amended in 2018, are triggered. Moreover, the Anti-Monopoly Law requires that transactions which involve the national security, the examination on the national security shall also be conducted according to the relevant provisions of the State. In addition, PRC Measures for the Security Review of Foreign Investment which became effective in January 2021 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. We may pursue potential strategic acquisitions that are complementary to our business and operations.

Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

The Chinese government may intervene or influence our business or operations at any time. Any such intervention or influence may negatively affect our operation or interfere with our continued listing on a U.S. exchange, and could cause the value of our shares to significantly decline or be worthless, which would materially affect the interest of our stockholders.

The Chinese central or local governments may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, Chinese government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant adverse effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

As such, our business segments may be subject to various government and regulatory interference in the provinces in which they operate. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Chinese government may intervene or influence our operations at any time with little advance notice, which could result in a material change in our operations and in the value of our shares.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements. In addition, uncertainties with respect to the PRC legal system could adversely affect us.

We conduct all of our business through Helpson, our PRC subsidiary, in China. The operations in China are governed by PRC laws and regulations. Helpson is generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which took effect on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through No. 5, Notes on the Trial Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and relevant CSRC Answers to Reporter Questions (collectively, the “Guidance Rules and Notice”), on CSRC’s official website. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic principles for the overseas securities offering and listing by domestic enterprises, and clarified and emphasized several aspects, which include but are not limited to: (1) criteria to determine whether an issuer will be required to go through the filing procedures under the Trial Measures; (2) exemptions from immediate filing requirements for issuers including those that have already been listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures, but these issuers shall still be subject to filing procedures if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (3) a negative list of types of issuers banned from listing or offering overseas, such as issuers whose affiliates have been recently convicted of bribery and corruption; (4) issuers’ compliance with web security, data security, and other national security laws and regulations; (5) issuers’ filing and reporting obligations, such as obligation after offering or listing overseas to file with the CSRC after it completes subsequent offerings and to report to the CSRC material events including change of control or voluntary or forced delisting of the issuer; and (6) the CSRC’s authority to fine both issuers and their relevant shareholders for failure to comply with the Trial Measures, including failure to comply with filing obligations or committing fraud and misrepresentation. Specifically, pursuant to the Trial Measures, our future securities offerings in the NYSE American where we have previously offered and listed shall also be filed with the CSRC within 3 working days after the offering is completed. The Trial Measures provide the CSRC with power to warn, fine, and issue injunctions against both PRC domestic companies, their controlling shareholders, and their advisors in listing or offering securities (collectively, the “Subject Entities”), as well as individuals directly responsible for these Subject Entities (the “Subject Individuals”). For failure to comply with the Trial Measures Negative List or the Trial Measures Filing Obligations, or materially disclose false or misleading statements in the filing and reporting required by the Trial Measures: (1) PRC domestic companies, and their controlling shareholders if the controlling shareholders induced the PRC domestic companies’ failure to comply, severally, may face warnings, injunctions to comply, and fines between RMB1 million and RMB10 million (approximately $145,647 and $1,456,473); the Subject Individuals in these entities may severally, face warnings and fines between RMB0.5 million and RMB5 million (approximately $72,824 and $728,237). (2) Advisors in listing or offering securities that failed to dutifully advise the PRC domestic companies and their controlling shareholders in complying with the Trial Measures and caused such failures to comply can face warnings and fines between RMB0.5 million and RMB5 million (approximately $72,824 and $728,237); the Subject Individuals in these advisor entities may, severally, face warnings and fines between RMB0.2 million and RMB2 million (approximately $29,129 and $291,295). As the Trial Measures are newly issued, there remain uncertainties regarding its interpretation and implementation. Therefore, we cannot assure you that we will be able to complete the filings for our future offerings and fully comply with the relevant new rules on a timely basis, if at all. In addition, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

Recent greater oversight by the Cyberspace Administration of China (the “CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

On November 14, 2021, the CAC promulgated the draft Regulations on the Administration of Cyber Data Security for public comment, pursuant to which data processors conducting certain activities must apply for cybersecurity review. The draft regulations also require that data processors processing important data or going public overseas shall conduct an annual data security self-assessment or entrust a data security service institution to do so, and submit the data security assessment report of the previous year to the local branch of the CAC before January 31 each year. Further, the draft regulations would require internet platform operators to establish platform rules, privacy policies and algorithm strategies related to data, and solicit public comments on their official websites and personal information protection related sections for no less than 30 working days when they formulate platform rules or privacy policies or makes any amendments that may have a significant impact on users’ rights and interests. In addition, platform rules and privacy policies formulated by operators of large internet platforms with more than 100 million daily active users, or amendments to such rules or policies by operators of large internet platforms with more than 100 million daily active users that may have significant impacts on users’ rights and interests shall be evaluated by a third-party organization designated by the CAC and reported to local branch of the CAC for approval. The CAC has solicited comments on this draft until December 13, 2021, but there is no definite timetable as to when the draft regulations will be enacted. As such, substantial uncertainties exist with respect to the enactment timetable, final content, interpretation and implementation of such regulations.

As of the date of this prospectus, we, and Helpson, our PRC subsidiary, (i) are not required to obtain permissions from the CSRC, CAC or any other government authorities on Helpson’s operations, and (ii) have not received or been denied such permissions by any PRC government authorities. If the Security Administration Draft is enacted as proposed, we believe that the operations of Helpson and our listing will not be affected and that we will not be subject to cybersecurity review by the CAC, given that Helpson possess personal data of fewer than one million individual clients and do not collect data that affects or may affect national security in their business operations as of the date of this prospectus and do not anticipate that they will be collecting over one million users’ personal information or data that affects or may affect national security in the near future. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we will not be subject to cybersecurity review and network data security review in the future. During such reviews, we may be required to suspend our operation or experience other disruptions to operations. Cybersecurity review and network data security review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations.

As of the date of this prospectus, we have not received any notice from any authorities identifying Helpson as CIIOs. However, given the uncertainties surrounding the interpretation and implementation of the Cyber Security Law, Data Security Law and relevant regulations, we cannot rule out the possibility that we, or certain of our customers or suppliers may be deemed as a CIIO, or an operator processing “important data.” First, if we are deemed as a CIIO, our purchase of network products or services, if deemed to be affecting or may affect national security, will need to be subject to cybersecurity review, before we can enter into agreements with relevant customers or suppliers, and before the conclusion of such procedure, these customers will not be allowed to use our products or services, and we are not allowed to purchase products or services from our suppliers. There can be no assurance that we would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if we are required to follow such procedures. Any failure or delay in the completion of the cybersecurity review procedures may prevent us from using certain network products and services, and may result in fines of up to ten times the purchase price of such network products and services being imposed upon us, if we are deemed a CIIO using network products or services without having completed the required cybersecurity review procedures. If the reviewing authority is of the view that the use of such network products or services by us, or by certain of our customers or suppliers, involves risk of disruption, is vulnerable to external attacks, or may negatively affect, compromise, or weaken the protection of national security, we may not be able to provide such products or services to relevant customers, or purchase products or services from relevant suppliers. This could have a material adverse effect on our results of operations and business prospects. Second, the notion of “important data” is not clearly defined by the Cyber Security Law or the Data Security Law. In order to comply with the statutory requirements, we will need to determine whether we possess important data, monitor the important data catalogs that are expected to be published by local governments and departments, perform risk assessments and ensure we are complying with reporting obligations to applicable regulators. We may also be required to disclose to regulators business-sensitive or network security-sensitive details regarding our processing of important data, and may need to pass the government security review or obtain government approval in order to share important data with offshore recipients, which can include foreign licensors, or share data stored in China with judicial and law enforcement authorities outside of China. If judicial and law enforcement authorities outside China require us to provide data stored in China, and we are not able to pass any required government security review or obtain any required government approval to do so, we may not be able to meet the foreign authorities’ requirements. The potential conflicts in legal obligations could have adverse impact on our operations in and outside of China.

We May be Required to Obtain Additional Permissions and Approvals for Business Operations in the PRC.

As of the date of this prospectus, Helpson has obtained all the required permissions and approvals from PRC authorities that are required to operate its business. Helpson has never failed to receive or maintain any permissions or approvals, nor have any applications been rejected. However, the PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require Helpson to obtain additional permissions or approvals to operate business. If that occurs, we cannot assure you that we will receive such additional permissions and approvals on time. If we do not receive or maintain the approval, or incorrectly conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, and these risks could result in a material adverse change in our operations and the value of our common stock, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Risks Related to Our Business

We rely on distributors for all of our revenues and failure to maintain relationships with and collect payment from our distributors or to otherwise expand our distribution network would materially and adversely affect our business.

We sell our products exclusively to pharmaceutical distributors in the PRC and rely on distributors for all of our revenues. We have business relationships with over 1,000 distributors in the PRC. For the year ended December 31, 2022, no customer accounted for more than 10.0% of sales, and three customers accounted for 52.9%, 11.4%, and 10.4% of accounts receivable. In line with industry practices in the PRC, we enter into written sales agreements with our distributors. However, such sales agreements are not in substance equivalent to a typical distribution agreement in the United States. Each sales agreement resembles a sales order, and specifies one or several purchases of one or more products without any continuing obligation to purchase any additional products. There are no written contracts between us and any of its distributors requiring the distributors to pay us our account receivable upon their receipt of funds from its customers, or state-owned hospitals. Pharmaceutical distributors typically process the payment of the account receivable to the companies upon their receipt of payment from their customers, i.e., the state-owned hospitals, as a matter of implied consensus. In the event the length of collection term deviates from the past pattern of any particular customer, we will adjust its credit term.

Any potential default in repaying the accounts receivable without recourse by us may materially and negatively affect our profitability and business. In the event certain distributors choose not to continue their relationship with us after completing their existing sales agreements, they can do so without breaching any contract or agreement, and our financial results could be adversely affected if we cannot quickly find substantially similar distributors under such circumstances. In addition, some of our distributors may sell products that compete with our products. We compete for desired distributors with other pharmaceutical manufacturers, many of which may have higher visibility, greater name recognition, greater financial resources, and broader product selection than we do. Consequently, maintaining relationships with existing distributors and replacing distributors may be difficult and time-consuming. Any disruption of our distribution network, including our failure to renew our existing distribution agreements with our desired distributors, could negatively affect our ability to effectively sell our products and would materially and adversely affect our business, financial condition and results of operations.

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our common stock.

Sales of our common stock, the common stock underlying our preferred stock, warrants, rights or convertible debt securities, or any combination of the foregoing, in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock.

In addition, the issuance of additional shares of our common stock, securities convertible into or exercisable for our common stock, other equity-linked securities, including preferred stock, warrants or rights or any combination of these securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt securities convertible into equity or options, warrants or rights to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, acquisitions of new technologies or businesses and investments. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	shares of our common stock;

●	shares of our preferred stock;

●	debt securities (which may be convertible into or exchangeable for common stock);

●	warrants to purchase our common stock;

●	rights to purchase our common stock; and/or

●	units consisting of the forgoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the capital stock that we may offer under this prospectus but is not complete. For the complete terms of our capital stock, please refer to our articles of incorporation and our bylaws, as amended from time to time. While the terms we have summarized below will apply generally to any future capital stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any capital stock we offer under that prospectus supplement may differ from the terms we describe below.

Our authorized capital stock consists of five hundred million (500,000,000) shares of common stock, $0.001 par value per share and five million (5,000,000) shares of preferred stock, $0.001 par value per share. The authorized and unissued shares of capital stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our shareholders is so required, our board of directors will not seek shareholder approval for the issuance and sale of our capital stock.

Common Stock

As of February 5, 2024, there were 56,981,244 shares of our common stock outstanding. The holders of our common stock are entitled to such dividends as our board of directors may declare from legally available funds. The holders of our common stock are entitled to one vote per share on any matter to be voted upon by shareholders. Our articles of incorporation or our bylaws, as amended from time to time, do not provide for cumulative voting. No holder of our common stock has any preemptive right to subscribe for any shares of capital stock issued in the future under the Nevada Revised Statutes, our articles of incorporation or our bylaws, as amended from time to time. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

All shares of common stock offered hereby will, when issued, be fully paid and non-assessable, including shares of common stock issued upon exercise of common stock warrants or common stock purchase rights, if any.

Our common stock is quoted on the NYSE American under the symbol “CPHI”. The transfer agent and registrar for our common stock is Equiniti Trust Company (f/k/a Corporate Stock Transfer), 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120.

Preferred Stock

As of February 5, 2024, no shares of preferred stock had been issued or were outstanding.

Our board of directors has the authority to issue up to 5,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval. Our board of directors has the authority to fix the designation and powers, rights and preferences and the qualifications, limitations or restrictions with respect to each class or series of such class without further vote or action by the stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Further, our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. When we offer to sell debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below. Senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	whether or not such debt securities are guaranteed;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

●	the maturity date;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	any restrictions of our ability and/or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the denominations in which we will issue the series of debt securities;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from common stock. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock, the number or amount of shares of common stock purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase common stock the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the close of business on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent or any other office indicated in the prospectus supplement.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock or preferred stock, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering. The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the title of such rights;

●	the securities for which such rights are exercisable;

●	the exercise price for such rights;

●	the date of determining the security holders entitled to the rights distribution;

●	the number of such rights issued to each security holder;

●	the extent to which such rights are transferable;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the conditions to completion of the rights offering;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of shares of common stock or preferred stock, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock and/or preferred stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Sales Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

Direct Sales and Sales Through Agents

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

General Information

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on the NYSE American, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by FLANGAS LAW GROUP. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated balance sheets of China Pharma Holdings, Inc. and the subsidiaries as of December 31, 2022 and 2021, the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”), incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2022, have been so incorporated in reliance upon the report of BF Borgers CPA, P.C., an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such annual, quarterly and current reports, proxy statements and other information are available at the website of the SEC at https://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 30, 2023;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed on November 13, 2023;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed on August 14, 2023;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed on May 12, 2023;

●	Current Reports on Form 8-K, filed on March 29, 2023, April 20, 2023, October 3, 2023, December 19, 2023 and December 21, 2023;

●	Definitive Proxy Statement on Schedule 14A, filed with the SEC on November 7, 2023;

●	The description of China Pharma’s securities contained in Exhibit 4.2 of the Company’s Annual Report on Form 10-K filed on March 30, 2022; and

●	All of our filings made with the Securities and Exchange Commission pursuant to the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement of which this prospectus forms a part.

All documents subsequently filed with the Securities and Exchange Commission by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings by written or oral request, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at China Pharma Holdings, Inc., 2nd Floor, No. 17, Jinpan Road, Haikou, Hainan Province, China, or calling us at 86-10-898-66811730.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

PROSPECTUS

CHINA PHARMA HOLDINGS, INC.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

The date of this prospectus is February 6, 2024.